Exhitbit 99.1

Net sales by current product mix (Q4 breakdown) Note: Converted Tissue includes $7 million of Foam net sales Machine Glazed 21% Converted Tissue 43% Tissue Hard Rolls 36%

$42.2 $75.1 $73.3 $99.6 $207.1 $25.6 FY 2004 FY 2005 FY 2006 FY 2007 FY 2008 2009PF Converted tissue net sales—FY ending February ($ millions) CAGR: 51.9% Converted tissue cases sold (000’s) CAGR: 45.9% 14,070 EBITDA/ton 2,128 3,195 5,149 4,934 6,472 FY 2004 FY 2005 FY 2006 FY 2007 FY 2008 2009PF Converted Tissue Hard Rolls Machine Glazed

Cellu’s tissue converting capability 2009 CT & AP&F PF Combined Revenue Retail 22% AFH 17% Hardroll/MG 61% Pro forma for 2009, converted tissue products represented 39% of total revenues